Exhibit 99
GREEN BRICK PARTNERS, INC. REPORTS RECORD FOURTH QUARTER 2021 RESULTS

Q4 RECORD RESIDENTIAL UNITS REVENUE OF $420.1 MILLION, UP 70.4%
Q4 INCOME BEFORE TAXES OF $82.6 MILLION, UP 117.6%
FULL YEAR INCOME BEFORE TAXES OF $257.0 MILLION, UP 79.9%
Q4 SG&A EXPENSE 8.8%, IMPROVED 350 BPS
RECORD LOTS OWNED AND CONTROLLED UP, 97.8%

PLANO, Texas, March 1, 2022 — Green Brick Partners, Inc. (NYSE: GRBK) (“we,” “Green Brick” or the “Company”) today reported record results for its fourth quarter ended December 31, 2021.

“Our fourth quarter year-over-year total revenue growth of 78% reflected not just a record quarter for closings, but also a continuation of our dynamic growth which has now seen us grow total revenue by a compounded annual growth rate of 33% over the last two years and 29% over the past 6 years,” said Jim Brickman, CEO and Co-Founder. “During 2021, we continued to invest in our future growth by almost doubling our number of lots owned and controlled. Most recently, this includes our announcement of our expansion into Austin, TX, the 6th largest home starts market in the country. Our investment in lot growth in 2021 was accomplished with low financial leverage and high returns on equity. We have maintained our low debt to capital ratio at 27.7%. And our net income return on average equity was 31.9% for the fourth quarter annualized and 25.9% for the year.”

Results for the Year Ended December 31, 2021:
For the year ended December 31, 2021, our net income attributable to Green Brick per common share (“EPS”), total revenues, residential units revenue, and net income attributable to Green Brick reflect a record for any twelve-month period since the Company’s inception. Lots owned and control also represent a Company record as of the end of any reporting period.

(Dollars in thousands, except per share data)	Twelve Months Ended December 31,
	2021	2020	Change
New homes delivered	2,834	2,208	28.4%

Total revenues	$1,402,876	$976,021	43.7%
Total cost of revenues	1,040,817	741,417	40.4%
Total gross profit	$362,059	$234,604	54.3%
Income before income taxes	$256,986	$142,813	79.9%
Net income attributable to Green Brick Partners, Inc.	$190,210	$113,693	67.3%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$3.72	$2.24	66.1%

Residential units revenue	$1,309,687	$930,176	40.8%
Average sales price of homes delivered	$460.7	$418.4	10.1%
Homebuilding gross margin percentage	26.4%	24.2%	220 bps
Selling, general and administrative expenses as a percentage of residential units revenue	10.3%	12.1%	-180 bps

Backlog	$869,856	$686,861	26.6%
Lots owned and controlled	28,621	14,468	97.8%
Homes under construction	2,278	1,780	28.0%

Results for the Quarter Ended December 31, 2021:
For the quarter ended December 31, 2021, our net income attributable to Green Brick per common share (“EPS”), total revenues, residential units revenue, and net income attributable to Green Brick reflect a record for any quarter since the Company’s inception, as detailed below.

(Dollars in thousands, except per share data)	Three Months Ended December 31,
	2021	2020	Change
New homes delivered	823	585	40.7%

Total revenues	$452,251	$254,100	78.0%
Total cost of revenues	341,493	190,246	79.5%
Total gross profit	$110,758	$63,854	73.5%
Income before income taxes	$82,589	$37,949	117.6%
Net income attributable to Green Brick Partners, Inc.	$63,471	$29,310	116.6%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$1.24	$0.58	113.8%

Residential units revenue	$420,051	$246,437	70.4%
Average sales price of homes delivered	$509.3	$419.7	21.3%
Homebuilding gross margin percentage	26.2%	25.1%	110 bps
Selling, general and administrative expenses as a percentage of residential units revenue	8.8%	12.3%	- 350 bps

“By metering sales, we have kept our pipeline of backlog revenues filled while successfully increasing spec inventory. From a low of 28% spec units under construction at the end of the first quarter of 2021, we have increased that percentage to 39%. We believe that increasing our spec levels will lead to more efficient operations, higher margins and returns, and less risk of construction costs,” said Rick Costello, CFO. “Our presence in high job growth markets coupled with credit worthy buyers who can afford larger homes and bigger mortgages allow us to continue to raise prices with new releases of lots. So, selling some houses 2 to 4 months before completion will get a better margin than selling all the houses 7 to 12 months ahead of completion. Our return to a higher level of spec units under construction should position us to continue capturing increased sales prices. Managing this type of flow is a corporate strength and making decisions like this contribute to our superior gross margins and return on capital.”

Green Brick, like every other company in the United States and the global economy, has been impacted by the coronavirus, or COVID-19, pandemic and the impact of governmental actions taken to combat the pandemic. After an initial decline in orders and construction at the onset of the crisis, orders have subsequently achieved all-time highs. The significant increase in new home demand that we have seen and that the industry has experienced since the second half of 2020 has, in turn, led to substantial price increases, but also increased demand for labor and the raw materials, products and appliances for new homes. As a result, we have and expect to continue to experience increases in cost and decreased availability of skilled labor as well as increases, shortages, and significant extensions to our lead time for the delivery of key materials and inputs.

Earnings Conference Call:
We will host our earnings conference call to discuss our fourth quarter ended December 31, 2021 at 12:00 p.m. Eastern Time on Wednesday, March 2, 2022. The call can be accessed by dialing 877-407-0890 for domestic participants or 201-389-0918 for international participants and should reference meeting number 13726490. Participants may also join the call via webcast at: https://www.webcast-eqs.com/greenbrickpartners20220302/en

A replay of the call will be available from approximately 3:00 p.m. Eastern Time on March 2, 2022 through 11:59 p.m. Eastern Time on March 30, 2022. To access the replay, the domestic dial-in number is 877-660-6853, the international dial-in number is 201-612-7415 and the conference ID code is 13726490.

Non-GAAP Financial Measures and Key Financial Metrics:
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating our operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

GREEN BRICK PARTNERS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	(Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Residential units revenue	$420,051	$246,437	$1,309,687	$930,176
Land and lots revenue	32,200	7,663	93,189	45,845
Total revenues	452,251	254,100	1,402,876	976,021
Cost of residential units	310,228	184,534	964,364	705,866
Cost of land and lots	31,265	5,712	76,453	35,551
Total cost of revenues	341,493	190,246	1,040,817	741,417
Total gross profit	110,758	63,854	362,059	234,604
Selling, general and administrative expenses	(37,087)	(30,416)	(134,269)	(112,134)
Change in fair value of contingent consideration	—	(158)	—	(368)
Equity in income of unconsolidated entities	5,674	3,616	19,713	16,654
Other income, net	3,244	1,053	9,483	4,057
Income before income taxes	82,589	37,949	256,986	142,813
Income tax expense	15,512	7,659	52,605	25,016
Net income	67,077	30,290	204,381	117,797
Less: Net income attributable to noncontrolling interests	3,606	980	14,171	4,104
Net income attributable to Green Brick Partners, Inc.	$63,471	$29,310	$190,210	$113,693

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$1.25	$0.58	$3.75	$2.25
Diluted	$1.24	$0.58	$3.72	$2.24
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	50,732	50,617	50,700	50,568
Diluted	51,104	50,967	51,060	50,795

GREEN BRICK PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$78,696	$19,479
Restricted cash	14,858	14,156
Receivables	6,871	5,224
Inventory	1,203,743	844,635
Investments in unconsolidated entities	55,616	46,443
Right-of-use assets - operating leases	4,596	2,538
Property and equipment, net	2,812	3,595
Earnest money deposits	26,008	22,242
Deferred income tax assets, net	15,741	15,376
Intangible assets, net	537	622
Goodwill	680	680
Other assets	11,709	13,857
Total assets	$1,421,867	$988,847
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$45,682	$24,521
Accrued expenses	61,351	40,416
Customer and builder deposits	64,610	38,131
Lease liabilities - operating leases	4,745	2,591
Borrowings on lines of credit, net	(738)	106,687
Senior unsecured notes, net	335,446	111,056
Notes payable	210	2,125
Contingent consideration	—	368
Total liabilities	511,306	325,895
Commitments and contingencies
Redeemable noncontrolling interest in equity of consolidated subsidiary	21,867	13,543
Equity:
Green Brick Partners, Inc. stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized; 2,000 and zero issued and outstanding as of December 31, 2021 and 2020, respectively	47,696	—
Common stock, $0.01 par value: 100,000,000 shares authorized; 51,151,911 and 51,053,858 issued and 50,759,972 and 50,661,919 outstanding as of December 31, 2021 and 2020, respectively	512	511
Treasury stock, at cost, 391,939 shares	(3,167)	(3,167)
Additional paid-in capital	289,641	293,242
Retained earnings	539,866	349,656
Total Green Brick Partners, Inc. stockholders’ equity	874,548	640,242
Noncontrolling interests	14,146	9,167
Total equity	888,694	649,409
Total liabilities and equity	$1,421,867	$988,847

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Residential Units Revenue and New Homes Delivered (dollars in thousands)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2021	2020	Change	%	2021	2020	Change	%
Home closings revenue	$419,132	$245,549	$173,583	70.7%	$1,305,620	$923,901	$381,719	41.3%
Mechanic’s lien contracts revenue	919	888	31	3.5%	4,067	6,275	(2,208)	(35.2)%
Residential units revenue	$420,051	$246,437	$173,614	70.4%	$1,309,687	$930,176	$379,511	40.8%
New homes delivered	823	585	238	40.7%	2,834	2,208	626	28.4%
Average sales price of homes delivered	$509.3	$419.7	$89.6	21.3%	$460.7	$418.4	$42.3	10.1%

Land and Lots Revenue (dollars in thousands)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2021	2020	Change	%	2021	2020	Change	%
Lots revenue	$9,682	$7,663	$2,019	26.3%	$24,866	$45,461	$(20,595)	(45.3)%
Land revenue	22,518	—	22,518	100.0%	68,323	384	67,939	17,692.4%
Land and lots revenue	$32,200	$7,663	$24,537	320.2%	$93,189	$45,845	$47,344	103.3%
Lots closed	150	73	77	105.5%	323	375	(52)	(13.9)%
Average sales price of lots closed	$64.5	$105.0	$(40.5)	(38.6)%	$77.0	$121.2	$(44.2)	(36.5)%

New Home Orders and Backlog (dollars in thousands)	Three Months Ended December 31,				Twelve Months Ended December 31,
	2021	2020	Change	%	2021	2020	Change	%
Net new home orders	476	848	(372)	(43.9)%	2,851	2,885	(34)	(1.2)%
Cancellation rate	12.3%	8.6%	3.7%	43.0%	7.7%	13.0%	(5.3)%	(40.8)%
Absorption rate per average active selling community per quarter	6.2	8.3	(2.1)	(25.3)%	8.2	7.5	0.7	9.3%
Average active selling communities	77	102	(25)	(24.5)%	87	96	(9)	(9.4)%
Active selling communities at end of period	74	103	(29)	(28.2)%
Backlog	$869,856	$686,861	$182,995	26.6%
Backlog (units)	1,480	1,463	17	1.2%
Average sales price of backlog	$587.7	$469.5	$118.2	25.2%

	December 31, 2021	December 31, 2020
Lots owned (1)
Central	17,767	6,823
Southeast	2,472	2,097
Total lots owned	20,239	8,920
Lots controlled (1)
Central	7,321	4,398
Southeast	1,061	1,150
Total lots controlled	8,382	5,548
Total lots owned and controlled (1)	28,621	14,468
Percentage of lots owned	70.7%	61.7%

(1)Excludes lots with homes under construction.

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

The following table presents additional information on the lots we owned as of December 31, 2021 and December 31, 2020.

	December 31, 2021	December 31, 2020
Total lots owned	20,239	8,920
Add certain lots included in Total Lots Controlled
Land under option for future acquisition and development	3,826	740
Lots under option through unconsolidated development joint ventures	1,816	1,838
Total lots self-developed	25,881	11,498
Self-developed lots as a percentage of total lots owned and controlled	90.4%	79.5%

Reconciliation of Non-GAAP Financial Measures

The following table represents the non-GAAP measure of adjusted homebuilding gross margin for the three and twelve months ended December 31, 2021 and 2020 and reconciles these amounts to homebuilding gross margin, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Residential units revenue	$420,051	$246,437	$1,309,687	$930,176
Less: Mechanic’s lien contracts revenue	(919)	(888)	(4,067)	(6,275)
Home closings revenue	$419,132	$245,549	$1,305,620	$923,901
Homebuilding gross margin	$109,671	$61,680	$344,505	$223,130
Homebuilding gross margin percentage	26.2%	25.1%	26.4%	24.2%

Homebuilding gross margin	109,671	61,680	344,505	223,130
Add back: Capitalized interest charged to cost of revenues	3,326	2,380	10,241	10,182
Adjusted homebuilding gross margin	$112,997	$64,060	$354,746	$233,312
Adjusted homebuilding gross margin percentage	27.0%	26.1%	27.2%	25.3%

The following table presents the pre-tax income for the three and twelve months ended December 31, 2021 and 2020, which represents net income attributable to Green Brick for the period excluding the provision for income taxes attributable to Green Brick, and reconciles these amounts to net income attributable to Green Brick, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net income attributable to Green Brick Partners, Inc.	$63,471	$29,310	$190,210	$113,693
Income tax expense attributable to Green Brick Partners, Inc.	15,510	7,656	52,599	25,010
Pre-tax income attributable to Green Brick Partners, Inc.	$78,981	$36,966	$242,809	$138,703

About Green Brick Partners, Inc.
Green Brick Partners, Inc. is a diversified homebuilding and land development company operating through eight homebuilder brands in five major markets. Green Brick owns five subsidiary homebuilders in Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Trophy Signature Homes, and a 90% interest in Centre Living Homes), as well as a controlling interest in a homebuilder in Atlanta, Georgia (The Providence Group) and an 80% interest in a homebuilder in Port St. Lucie, Florida (GHO Homes). Green Brick also owns a noncontrolling interest in Challenger Homes in Colorado Springs, Colorado, and retains interests in related financial services platforms, including Green Brick Title, Green Brick Mortgage, and BHome Mortgage. The Company is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master-planned communities. For more information about Green Brick Partners Inc.’s subsidiary homebuilders, please visit greenbrickpartners.com/homebuilders.

Forward-Looking and Cautionary Statements:
This press release and our earnings call contain “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts and typically include the words “anticipate,” “believe,” “consider,” “estimate,” “expect,” “feel,” “intend,” “plan,” “predict,” “seek,” “strategy,” “target,” “will” or other words of similar meaning. Forward-looking statements in this press release include statements regarding (i) our belief that our land position and back-log will position us to grow our business in 2022 and beyond, (ii) our intent to increase the number of spec homes in our portfolio and the impact of that strategy on our ability to capture the most current price increases and to maximize profitability, (iv) impact of increased demand for labor and the raw materials, products and appliances for new homes on our costs, markets and delivery time of our home, (v) our strategy for growth, the drivers and acceleration of that growth, and the impact on our results during 2022, and (vi) our ability to capitalize on market opportunities and the impact on our results. These forward-looking statements reflect our current views about future events and involve estimates and assumptions which may be affected by risks and uncertainties in our business, as well as other external factors, which could cause future results to materially differ from those expressed or implied in any forward-looking statement. These risks include, but are not limited to: (1) continuing impacts from the COVID-19 pandemic; (2) general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; (3) changes in macroeconomic conditions, including interest rates and unemployment rates, that could adversely impact demand for new homes or the ability of potential buyers to qualify; (4) shortages, delays or increased costs of raw materials, especially in light of COVID-19 and increased demand for materials, or increases in other operating costs, including costs related to labor, real estate taxes and insurance, which in each case exceed our ability to increase prices; (5) a shortage of labor; (6) an inability to acquire land in our markets at anticipated prices or difficulty in obtaining land-use entitlements; (7) our inability to successfully execute our strategies, including an inability to grow our operations or expand our Trophy brand; (8) a failure to recruit, retain or develop highly skilled and competent employees; (9) government regulation risks; (10) a lack of availability or volatility of mortgage financing or a rise in interest rates; (11) severe weather events or natural disasters; (12) difficulty in obtaining sufficient capital to fund our growth; (13) our ability to meet our debt service obligations; (14) a decline in the value of our inventories and resulting write-downs of the carrying value of our real estate assets; (15) changes in accounting standards that adversely affect our reported earnings or financial condition. For a more detailed discussion of these and other risks and uncertainties applicable to Green Brick please see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact: Richard A. Costello
Chief Financial Officer
(469) 573-6755